UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2007

CYPLASIN BIOMEDICAL LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52057

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

Unit 131 Advanced Technology Center, 9650 - 20th Avenue NW, Edmonton, AB Canada T6N 1G1

(Address of principal executive offices and Zip Code)

780-990-4539

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 10, 2007, we entered into a Asset Purchase Agreement with Bioxen Ltd. to acquire certain intellectual property. In consideration for acquiring the intellectual property, we have agreed to pay the sum of US$100.

Item 2.01 Completion of Acquisition or Disposition of Assets.

ASSET PURCHASE WITH BIOXEN LTD.

On April 10, 2007, we entered into an asset purchase agreement with Bioxen Ltd. to acquire certain intellectual property. The closing of the transactions contemplated in the asset purchase agreement and the acquisition of the intellectual property occurred on April 10, 2007. In accordance with the closing of the asset purchase agreement, we paid US$100 to Bioxen Ltd. in exchange for the acquisition, by our company, of such intellectual property.

Item 9.01 Financial Statements and Exhibits.

10.1	Asset Purchase Agreement dated April 10, 2007 between Cyplasin Biomedical Ltd. and Bioxen Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPLASIN BIOMEDICAL LTD.

/s/ Garth Likes

Garth Likes

President

Date: April 13, 2007

CW1151537.1